                                                                     EXHIBIT 3.1

         [NOTE: THE FOLLOWING RESTATED CERTIFICATE OF INCORPORATION HAS BEEN FURTHER RESTATED, FOR PURPOSES OF FILING THE SAME WITH THE SECURITIES AND EXCHANGE COMMISSION ONLY, TO GIVE EFFECT TO THE CERTIFICATE OF AMENDMENT OF THE RESTATED CERTIFICATE OF INCORPORATION OF SOFTKEY INTERNATIONAL INC. FILED WITH THE SECRETARY OF STATE OF THE STATE OF DELAWARE ON MAY 25, 1995.]


                      RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                           SOFTKEY INTERNATIONAL INC.

                  SoftKey International Inc. a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), the original Certificate of Incorporation of which was filed with the Secretary of State of the State of Delaware on October 1, 1986 under the name Orporcim Corporation, HEREBY CERTIFIES that this Restated Certificate of Incorporation restating, integrating and amending its Certificate of Incorporation was duly adopted by its Board of Directors in accordance with Sections 242 and 245 of the general Corporation Law of the State of Delaware.

1. Name. The name of the Corporation is "SoftKey International Inc."

2. Registered Office. The address of the registered office of the Corporation in the State of Delaware is 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

3. Purposes. The purpose of the Corporation is to engage in any lawful act or activity for which corpora- tions may be organized under the General Corporation Law of the State of Delaware.

4. Capital Stock

                  4.1 Authorized Capital Stock. The total number of shares of all classes of capital stock that the Corporation is authorized to issue is 65,000,001, of which 60,000,000 shares are to be designated shares of "Common Stock", each such share of Common Stock to have a par value of $0.01, 5,000,000 shares are to be designated shares of "Preferred Stock", each such share of Preferred Stock to have a par value of $0.01, and one share is to be designated the share of "Special Voting Stock," such share of Special Voting Stock to have a par value of $1.00.

                  4.2  Rights, Privileges and Restrictions.

                           4.2.1 Common Stock and Special Voting Stock. The
rights, privileges and restrictions of the Common Stock and the Special Voting Stock shall be set forth in this Section 4.

                           4.2.2 Preferred Stock. The Board of Directors is
expressly authorized to provide for the issuance of all or any shares of the Preferred Stock in one or more classes or series, and to fix for each such class or series such voting powers, full or limited, or no voting powers, and such distinctive designations, preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions adopted by the Board of Directors providing for the issuance of such class or series and as may be permitted by the General Corporation Law of the State of Delaware, including, without limitation, the authority to provide that any such class or series may be (i) subject to redemption at such time or times and at such price or prices; (ii) entitled to receive dividends (which may be cumulative or non-cumula- tive) at such rates, on such conditions, and at such times, and payable in preference to, or in such relation to, the dividends payable on any other class or classes of stock, or of any other series of the same or any other class or classes of stock, of the Corporation; (iii) entitled to such rights upon the dissolution of, or upon any distribution of the assets of, the Corporation; or (iv) convertible into, or exchangeable for, shares of any other class or classes of stock, or of any other series of the same or any other class or classes of stock, of the Corporation at such price or prices or at such rates of exchange and with such adjustments; all as may be stated in such resolution or resolutions.

                  4.3  Voting Rights of Common Stock and Special Voting Stock.

                           4.3.1 General. Except as otherwise required by law or
this Restated Certificate, (i) each


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
holder of record of Common Stock shall have one vote in respect of each share of stock held by the holder on the books of the Corporation, and (ii) the holder of record of the share of Special Voting Stock shall have a number of votes equal to the number of outstanding Exchangeable Non-Voting Shares ("Exchangeable Shares") of SoftKey Software Products Inc. from time to time which are not owned by the Corporation, any of its subsidiaries or any person directly or indirectly controlled by or under common control of the Corporation, in each case for the election of directors and on all matters submitted to a vote of stockholders of the Corporation. Any vacancy in the Board of Directors occurring because of the death, resignation or removal of a director elected by the holders of Common Stock and Special Voting Stock shall be filled by the vote or written consent of the holders of such Common Stock and Special Voting Stock or, in the absence of action by such holders, such vacancy shall be filled by action of the remaining directors. A director elected by the holders of Common Stock and Special Voting Stock may be removed from the Board of Directors with or without cause by the vote or consent of the holders of such Common Stock and Special Voting Stock, as provided by the Delaware General Corporation Law. For the purposes hereof, "control" (including the correlative meanings, the terms "controlled by" and "under common control of") as applied to any person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that person through the ownership of voting securities, by contract or otherwise.

                           4.3.2 Common Stock and Special Voting Stock Identical
in Voting. In respect of all matters concerning the voting of shares, the Common Stock and the Special Voting Stock shall vote as a single class and such voting rights shall be identical in all respects.

                  4.4 Liquidation. In the event of any liquidation, dissolution or winding up of the Corporation, and subject to any prior rights of holders of shares of Preferred Stock, the holders of Common Stock shall be entitled to receive, pro rata, all of the remaining assets of the Corporation available for distribution to its stockholders and the holders of Special Voting Stock shall not be entitled to receive any such assets.

                  4.5 Dividends. The holders of shares of Common Stock shall be entitled to receive, when, as and if declared by the Board of Directors, out of the assets of the Corporation which are by law available therefor, dividends payable either in cash, in property or in shares of capital stock and the holders of Special Voting Stock shall not be entitled to receive any such dividends.

                  4.6 Special Voting Stock. (a) Pursuant to the terms of that certain Combination Agreement, dated as of August 17, 1993, as amended and restated, by and among the Corporation, SoftKey Software Products Inc., an Ontario corporation, Spinnaker Software Corporation, a Minnesota corporation and SSC Acquisition Corporation, a Delaware corporation, one share of Special Voting Stock is being issued to the trustee (the "Trustee") under the Voting and Exchange Trust Agreement, dated as of February 4, 1994, by and between the Corporation, SoftKey Software Products Inc. and the Trustee.

                           (b) The holder of the share of Special Voting Stock
is entitled to exercise the voting rights attendant thereto in such manner as such holder desires.

                           (c) At such time as the Special Voting Stock has no
votes attached to it because there are no Exchangeable Shares of SoftKey outstanding which are not owned by the Corporation, any of its subsidiaries or any person directly or indirectly controlled by or under common control of the Corporation, and there are no shares of stock, debt, options or other agreements of SoftKey Software Products Inc. which could give rise to the issuance of any Exchangeable Shares of SoftKey Software Products Inc. to any person (other than the Corporation, any of its subsidiaries or any person directly or indirectly controlled by or under common control of the Corporation), the Special Voting Stock shall be cancelled.

5. Management of Business. The business and affairs of the Corporation shall be managed by or under the direc- tion of the Board of Directors, and the directors need not be elected by ballot unless required by the Bylaws of the Corporation.


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
6. By-Laws. In furtherance and not in limitation of the powers conferred by statute, the Board of Directors and the stockholders of the Corporation are each expressly authorized to adopt, amend, or repeal the Bylaws of the Corporation.

7. Arrangement with Creditors. Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.

8. Limitation of Liability and Indemnification of Directors.

                  8.1 Elimination of Certain Liabilities of Directors. A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a know-


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
ing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit. If the Delaware General Corporation Law is amended after approval by the stockholders of this Section to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended. Any repeal or modification of this Section by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

                  8.2  Indemnification and Insurance.

                           8.2.1 Right to Indemnification. Each person who was
or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative, or investigative (hereinafter a "proceeding"), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer, of the Corporation or is or was serving at the request of the Corporation, as a director, officer, employee, or agent of another corporation or of a partnership, joint venture, trust, or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee, or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to its fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), against all expense, liability, and loss (including attorneys' fees, judgments, fines, Employee Retirement Income Security Act of 1974 excise taxes or penalties, and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith, and such indemnification shall continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure


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
to the benefit of his or her heirs, executors, and administrators; provided, however, that the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation. The right to indemnification conferred in this Section shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that, if the Delaware General Corporation Law requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding, shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advance if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this Section or otherwise. The Corporation may, by action of its Board of Directors, provide indemnification to employees and agents of the Corporation with the same scope and effect as the foregoing indemnification of directors and officers.

                           8.2.2 Non-Exclusivity of Rights. The right to
indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Section shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of this Restated Certificate, Bylaw, agreement, vote of stockholders, or disinterested directors or otherwise.

                           8.2.3 Insurance. The Corporation may maintain
insurance, at its expense, to protect itself and any director, officer, employee, or agent of the Corporation or another corporation, partnership, joint venture, trust, or other enterprise against any such expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability, or loss under the Delaware General Corporation Law.


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
9. Amendments. The Corporation reserves the right to amend and repeal any provision contained in this Restated Certificate, and to take other corporate action to the extent and in the manner now or hereafter permitted or prescribed by the laws of the State of Delaware. All rights herein conferred are granted subject to this reservation.

                  IN WITNESS WHEREOF, SoftKey International Inc. has caused this Restated Certificate of Incorporation to be signed in its name and on its behalf and attested on this 4th day of February, 1994.

                                              SOFTKEY INTERNATIONAL INC.

                                              By    /S/ Michael J. Perik
                                                   -----------------------------
                                                    Name:  Michael J. Perik
                                                    Title: Chairman

ATTEST:

By       /S/ David L. Lewis
        -----------------------------
         Name:   David L. Lewis
         Title:  Secretary


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
                           SoftKey International Inc.

                           CERTIFICATE OF DESIGNATION
                         OF 5-1/2% SERIES C CONVERTIBLE
                    PREFERRED STOCK SETTING FORTH THE POWERS,
                      PREFERENCES, RIGHTS, QUALIFICATIONS,
                         LIMITATIONS AND RESTRICTIONS OF
                         SUCH SERIES OF PREFERRED STOCK

                  Pursuant to Section 151 of the General Corporation Law of the State of Delaware, SoftKey International Inc. (the "Company"), a corporation organized and existing under the General Corporation Law of the State of Delaware, in accordance with the provisions of Section 103 thereof, DOES HEREBY
CERTIFY:

                  That pursuant to the authority conferred upon the Board of Directors of the Company (the "Board of Directors") by Article 4.2.2 of the Restated Certificate of Incorporation of the Company, as amended, and in accordance with the provisions of Section 151 of the General Corporation Law of the State of Delaware, the Board of Directors on November 30, 1995, adopted the following resolution authorizing and creating a series of Preferred Stock designated as 5-1/2% Series C Convertible Preferred Stock:

                  RESOLVED that, pursuant to the authority vested in the Board of Directors in accordance with the provisions of the Restated Certificate of Incorporation, as amended, a series of the class of authorized Preferred Stock, par value $.01 per share, of the Company is hereby authorized and created and that the designation and number of shares thereof and the voting powers, preferences and relative, participating, optional and other special rights of the shares of such series, and the qualifications, limitations and restrictions thereof are as follows:

                  Section 1.  Designation and Number.

                  Section 1.1 Designation. The shares of such series shall be designated as "5-1/2% Series C Convertible Preferred Stock" (the "Series C Preferred Stock"). The maximum number of shares of Series C Preferred Stock hereby authorized shall be 150,000 shares.

                  Section 1.2  Priority.  The Series C Preferred Stock
shall, with respect to the payment of dividends and the
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distribution of assets on liquidation, dissolution or winding up, (i) rank prior to the Common Stock, par value $0.01 per share, of the Company (the "Common Stock") and (ii) rank on a parity with any other series of Preferred Stock hereinafter issued by the Company.

                  Section 2.  Dividends and Distributions.

                  Section 2.1 Dividends. The holders of shares of Series C Preferred Stock, in preference to the holders of shares of Common Stock and of any shares of other capital stock of the Company ranking junior to the Series C Preferred Stock as to payment of dividends, shall be entitled to receive, when, as and if declared by the Board of Directors, out of the assets of the Company legally available therefor, dividends in the amount per share equal to 5-1/2% per annum of the Liquidation Preference (as defined herein) of such share payable or accrued semi-annually on May 1 and November 1 in each year commencing May 1, 1996 (each such date a "Dividend Payment Date") to the persons in whose names the Series C Preferred Stock is registered at the close of business on the April 15 and October 15 immediately preceding such Dividend Payment Date, as the case may be. Such dividends shall begin to accrue on outstanding shares of Series C Preferred Stock from the date of issuance of such shares of Series C Preferred Stock; provided, in the case of any Series C Preferred Stock issued upon exchange for the Company's $150 million principal amount of 5-1/2% Senior Convertible/Exchangeable Notes due 2000 (the "Notes"), such dividend shall begin to accrue and accumulate from the date on which interest was last paid or duly provided for on such Notes, or if no interest has been paid or duly provided for prior to the date of such exchange, from December 22, 1995. Dividends payable for any partial dividend period shall be computed on the basis of a 360-day year of twelve 30-day months. Dividends on the Series C Preferred Stock shall accrue on a daily basis whether or not funds shall be legally available for the payment thereof. Accrued but unpaid dividends on the Series C Preferred Stock shall cumulate as of the Dividend Payment Date on which they first become payable, and any and all such accrued dividends shall be paid as provided in this Section 2,
Section 5 and Section 7.

                  Section 2.2 No Additional Dividends. The holders of shares of Series C Preferred Stock shall not be entitled to receive any dividends or other distributions except as provided herein.

                  Section 3. Voting Rights. In addition to any voting rights provided by law, the holders of shares of Series C
Preferred Stock shall have the following voting rights:

                  Section 3.1 With Common Stock. So long as the Series C Preferred Stock is outstanding, each share of Series C


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Preferred Stock shall entitle the holder thereof to vote on all matters voted on by holders of Common Stock voting together as a single class with other shares entitled to vote at all meetings of the stockholders of the Company. With respect to any such vote, each share of Series C Preferred Stock shall entitle the holder thereof to cast the number of votes equal to the number of votes which could be cast in such vote by a holder of the shares of capital stock of the Company into which such share of Series C Preferred Stock is convertible on the record date for such vote.

                  Section 3.2 As a Class. The affirmative vote of the holders of at least 66-2/3% of the outstanding shares of Series C Preferred Stock, in person or by proxy, at a special or annual meeting of stockholders called for the purpose, shall be necessary to (i) authorize, increase the authorized number of shares of, or issue (including on conversion or exchange of any convertible or exchangeable securities or by reclassification), any shares of any class or classes of the Company's capital stock ranking prior to (either as to dividends or upon voluntary or involuntary liquidation, dissolution or winding up) the Series C Preferred Stock; (ii) increase the authorized number of shares of, or issue (including on conversion or exchange of any convertible or exchangeable securities or by reclassification) any shares of, Series C Preferred Stock, except in connection with the exchange of the Notes; (iii) authorize, adopt or approve an amendment to the Restated Certificate of Incorporation of the Company which would decrease the aggregate number of authorized shares of Series C Preferred Stock, increase or decrease the par value of the shares of Series C Preferred Stock, or alter or change the powers, preferences or special rights of the shares of Series C Preferred Stock so as to affect such shares of Series C Preferred Stock adversely; (iv) authorize or issue shares of any class or series of stock not authorized herein having any preference or priority as to dividends or assets superior to any such preference or priority of the Series C Preferred Stock; or (v) reclassify any shares of Common Stock or any other shares of capital stock of the Company other than the Series C Preferred Stock (such shares other than (A) shares of capital stock of the Company ranking senior (either as to dividends or upon liquidation, dissolution or winding up of the Company) to the Series C Preferred Stock and (B) Parity Stock (as hereinafter defined) are hereinafter referred to as "Junior Stock") into shares having any preference or priority as to dividends or liquidation superior to or on a parity with any such preference or priority of the Series C Preferred Stock; provided that Parity Stock may be reclassified into a different series of Parity Stock without the approval of the holders of Series C Preferred Stock.

                  Section 3.3 Right to Elect Directors as a Class. If on any date dividends payable on the Series C Preferred Stock shall have been in arrears and not paid in full for three semi-annual periods, whether or not consecutive, the number of directors constituting the Board of Directors shall, without further action, be increased by two and the holders of shares of Series C Preferred Stock shall have, in addition to the other voting rights set forth herein, the exclusive right, voting separately as a single class or as a class with the holders of shares of Parity Stock (as hereinafter defined), if such holders are then entitled to elect additional directors pursuant to any provision of the Certificate of Designation for such stock that is similar to this Section 3.3 ("Defaulted Parity Stock"), to elect the directors of the Company to fill such newly created directorships, the remaining directors to be elected by the other classes of stock entitled to vote therefor (including the Series C Preferred Stock in accordance with Section 3.1), at each meeting of stockholders held for the purpose of electing directors. Such additional directors shall continue as directors and such additional voting right shall continue until such time as all dividends accumulated on the Series C Preferred Stock have been paid in full or all necessary funds have been set aside for payment, as the case may be, at which time such additional directors shall cease to be directors and such additional voting right of the holders of Series C Preferred Stock shall terminate subject to revesting in the event of each and every subsequent event of the character indicated above. In no event shall the holders of Series C Preferred Stock and/or the holders of Parity Stock voting separately or together as a class be entitled to elect a total of more than two directors to the Board of Directors of the Company pursuant to this Section 3.3 and/or any similar provision of the Certificate of Designation for any Parity Stock.

                  Section 3.4.1 Exercise. The foregoing rights of holders of shares of Series C Preferred Stock to take any actions as provided in this
Section 3 may be exercised at any annual meeting of stockholders or at a special meeting of stockholders held for such purpose as hereinafter provided or at any adjournment thereof, or by the written consent, delivered to the Secretary of the Company, of the holders of the minimum number of shares required to take such action.

                  So long as such right to vote continues (and unless such right has been exercised by written consent of the minimum number of shares required to take such action), the Chairman of the Board of the Company may call, and, upon the written request of holders of record of 20% of the outstanding shares of Series C Preferred Stock, if the holders of Series C Preferred Stock are to vote separately as a single class, or the holders of record of 20% of the outstanding shares of Series C Preferred Stock and Defaulted Parity Stock, if the holders of shares of Series C Preferred Stock are to vote as a class with the holders of shares of any Defaulted Parity Stock, addressed to the Secretary of the Company at the principal office of the Company, shall call a special meeting of the holders of shares entitled to vote as provided herein. Such meeting shall be held within 30 days after delivery of such request to the Secretary, at the place and upon the notice provided by law and in the By-laws of the Company for the holding of meetings of stockholders.

                  Section 3.4.2 Quorum. At each meeting of stockholders at which the holders of shares of Series C Preferred Stock shall have the right, voting separately as a single class or as a class with the holders of shares of any Defaulted Parity Stock, to elect directors of the Company as provided in this
Section 3 or to take any action, the presence in person or by proxy of the holders of record of one-third of the total number of shares of Series C Preferred Stock, if the holders of shares of Series C Preferred Stock are to vote separately as a single class, or the holders of record of one-third of the total number of shares of Series C Preferred Stock and Defaulted Parity Stock, if the holders of shares of Series C Preferred Stock are to vote as a class with the holders of shares of any Parity Stock, then outstanding and entitled to vote on the matter shall be necessary and sufficient to constitute a quorum. At any such meeting or at any adjournment thereof:

                  (i) the absence of a quorum of the holders of shares of Series C Preferred Stock, if the holders of Series C Preferred Stock are to vote separately as a single class, or the holders of shares of Series C Preferred Stock and Defaulted Parity Stock, if the holders of shares of Series C Preferred Stock are to vote as a class with the holders of shares of any Parity Stock, shall not prevent the election of directors other than those to be elected by the holders of shares of Series C Preferred Stock or the holders of shares of Series C Preferred Stock and Defaulted Parity Stock, as the case may be, and the absence of a quorum of the holders of shares of any other class or series of capital stock shall not prevent the election of directors to be elected by the holders of shares of Series C Preferred Stock or the holders of shares of Series C Preferred Stock and Defaulted Parity Stock, as the case may be, or the taking of any action as provided in this Section 3; and

                  (ii) in the absence of a quorum of the holders of shares of Series C Preferred Stock, if the holders of Series C Preferred Stock are to vote separately as a single class, or the holders of shares of Series C Preferred Stock and Defaulted Parity Stock, if the holders of Series C Preferred Stock are to vote as a class with the holders of shares of any Defaulted Parity Stock, a majority of the holders of such shares present in person or by proxy shall have the power to adjourn the meeting as to the actions to be taken by the holders of shares of Series C Preferred Stock or the holders of shares of Series C Preferred Stock and Defaulted Parity Stock, as the case may be, from time to time and place to place without notice other than announcement at the meeting until a quorum shall be present.

                  Section 3.4.3 Votes. For the taking of any action as provided in Sections 3.2 and 3.3 by the holders of shares of Series C Preferred Stock or the holders of shares of Series C Preferred Stock and Defaulted Parity Stock, as the case may be, each such holder shall have one vote for each share of such stock standing in his name on the transfer books of the Company as of any record date fixed for such purpose or, if no such date be fixed, at the close of business on the Business Day (as defined in Section 11) next preceding the day on which notice is given, or if notice is waived, at the close of business on the Business Day next preceding the day on which the meeting is held.

                  Section 3.4.4 Directors. Each director elected by the holders of shares of Series C Preferred Stock or the holders of shares of Series C Preferred Stock and Defaulted Parity Stock, as the case may be, as provided in
Section 3.3 shall, unless his term shall expire earlier, hold office until the annual meeting of stockholders next succeeding his election or until his successor, if any, is elected and qualified.

                  In case any vacancy shall occur among the directors elected by the holders of shares of Series C Preferred Stock or the holders of shares of Series C Preferred Stock and Defaulted Parity Stock, as the case may be, as provided in Section 3.3, such vacancy may be filled for the unexpired portion of the term by vote of the remaining director theretofore elected by such holders (if there is a remaining director), or such director's successor in office. If any such vacancy is not so filled within 20 days after the creation thereof or if both directors so elected by the holders of Series C Preferred Stock or the holders of Series C Preferred Stock and Defaulted Parity Stock, as the case may be, shall cease to serve as directors before their terms shall expire, the holders of the Series C Preferred Stock or the holders of Series C Preferred Stock and Defaulted Parity Stock, as the case may be, then outstanding and entitled to vote for such directors may, by written consent as herein provided, or at a special meeting of such holders called as provided herein, elect successors to hold office for the unexpired terms of the directors whose places shall be vacant.

                  Any director elected by the holders of shares of Series C Preferred Stock voting separately as a single class or the holders of shares of Series C Preferred Stock voting as a class with the holders of shares of Defaulted Parity Stock may be removed from office with or without cause by the vote or written consent of the holders of at least a majority of the outstanding shares of Series C Preferred Stock or a majority of the outstanding shares of Series C Preferred Stock and Defaulted Parity Stock, as the case may be. A special meeting of the holders of shares of Series C Preferred Stock or the holders of shares of Series C Preferred Stock and Defaulted Parity Stock, as the case may be, may be called in accordance with the procedures set forth in Section 3.4.1.

                  Section 3.4.5 Parity Stock. "Parity Stock" shall mean any capital stock of the Company ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up of the Company) with the Series C Preferred Stock.

                  Section 4.  Certain Restrictions.

                  Section 4.1 Restrictions on Dividends. Whenever dividends payable on shares of Series C Preferred Stock as provided in Section 2 are not paid in full, thereafter and until all unpaid dividends payable, whether or not declared, on the outstanding shares of Series C Preferred Stock shall have been paid in full or declared and set apart for payment, until all necessary funds have been set apart for payment, the Company shall not: (A) declare or pay dividends, or make any other distributions, on any shares of Junior Stock (as defined in Section 3.2), other than dividends or distributions payable in Junior Stock; or (B) declare or pay dividends, or make any other distributions, on any shares of Parity Stock, except (1) dividends or distributions payable in Junior Stock and (2) dividends or distributions paid ratably on the Series C Preferred Stock and all Parity Stock on which dividends are payable or in arrears, in proportion to the total amounts to which the holders of all shares of the Series C Preferred Stock and such Parity Stock are then entitled; provided, however, that in the case of clause (2) the holders of at least 66-2/3% of the outstanding shares of Series C Preferred Stock, voting separately as a single class, or the holders of at least 66-2/3% of the outstanding shares of Series C Preferred Stock and of any Parity Stock the approval of holders of which is required for such a pro rata dividend or distribution pursuant to any similar provision of the Certificate of Designation for such stock, voting together as a class, shall have approved the payment of such dividend or distribution; and provided, further, that the restrictions of this Section 4.1 shall not apply upon the affirmative vote of the holders of 66-2/3% of the outstanding shares of Series C Preferred Stock.

                  Section 4.2 Restrictions on Redemption or Purchase. Whenever dividends payable on shares of Series C Preferred Stock as provided in Section 2 are not paid in full, thereafter and until all unpaid dividends payable, whether or not declared, on the outstanding shares of Series C Preferred Stock shall have been paid in full or declared and set apart for payment, the Company shall not:
(A) redeem, purchase or otherwise acquire for consideration any shares of Junior Stock or Parity Stock; provided that (1) the Company may at any time redeem, purchase or otherwise acquire shares of Junior Stock or Parity Stock in exchange for any shares of Junior Stock, (2) the Company may accept shares of any Parity Stock for conversion and (3) the Company may at any time redeem, purchase or otherwise acquire shares of any Parity Stock pursuant to any mandatory redemption, put, sinking fund or other similar obligation, pro rata with the Series C Preferred Stock in proportion to the total amount then required to be applied by it to repurchase or otherwise acquire shares of Series C Preferred Stock and shares of such Parity Stock; provided, however, that in the case of clause (3) the holders of at least 66-2/3% of the outstanding shares of Series C Preferred Stock, voting separately as a single class, or the holders of at least 66-2/3% of the outstanding shares of Series C Preferred Stock and of any Parity Stock the approval of holders of which is required for such a pro rata repurchase or other acquisition pursuant to any similar provision of the Certificate of Designation for such stock, voting together as a class, shall have approved such repurchase or other acquisition; or (B) redeem or purchase or otherwise acquire for consideration any shares of Series C Preferred Stock; provided that the Company (1) may accept shares of Series C Preferred Stock surrendered for conversion into shares of capital stock of the Company pursuant to Section 8, or (2) may redeem shares of Series C Preferred Stock pro rata pursuant to Section 5.2; and provided, further, that the restrictions of this
Section 4.2 shall not apply upon the affirmative vote of the holders of 66-2/3% of the outstanding shares of Series C Preferred Stock.

                  Section 4.3 Purchase by Subsidiary. The Company shall not permit any subsidiary of the Company to purchase or otherwise acquire for consideration any shares of capital stock of the Company unless the Company could, pursuant to Section 4.2, purchase such shares at such time and in such manner.

                  Section 5.  Redemption.

                  Section 5.1 Redemption Prices. The Company may, at its option, redeem all or from time to time any part of the Series C Preferred Stock on any date, upon notice as set forth in Section 5.2, and at the redemption prices set forth below, provided, however, that no such redemption shall be effected before November 2, 1998; provided, further, that, notwithstanding the foregoing, on November 1, 2000 the Company shall redeem all of the Series C Preferred Stock then outstanding. The redemption prices (expressed as percentages of the liquidation value of $1,000.00), together in each case with accrued and unpaid dividends thereon, whether or not declared, to the date of redemption, payable in cash, shall be as follows:

                  If redeemed during the 12-month period beginning:

                  Date                               Percentage
                  November 1, 1998                   102.2%
                  November 1, 1999                   101.1%

and 100% on and after November 1, 2000.

                  Section 5.2 Notice of Redemption, Selection of Series C Preferred Stock. In case the Company shall desire to exercise the right to redeem all or, as the case may be, any part of the Series C Preferred Stock pursuant to Section 5.1, it shall fix a date for redemption and, in the case of any redemption pursuant to Section 5.1, it shall mail or cause to be mailed a notice of such redemption at least 30 and not more than 60 days prior to the date fixed for redemption to the holders of Series C Preferred Stock so to be redeemed as a whole or in part at their last addresses as the same appear on the books of the Company. Such mailing shall be by first class mail. The notice, if mailed in the manner herein provided, shall be conclusively presumed to have been duly given, whether or not the holder receives such notice. In any case, failure to give such notice by mail or any defect in the notice to the holder of any Series C Preferred Stock designated for redemption as a whole or in part shall not affect the validity of the proceedings for the redemption of any other shares of Series C Preferred Stock.

                  Each such notice of redemption shall specify the aggregate number of shares of Series C Preferred Stock to be redeemed, the date fixed for redemption, the redemption price at which Series C Preferred Stock is to be redeemed, the place or places of payment, that payment will be made upon presentation and surrender of certificates representing such Series C Preferred Stock, that dividends accrued to the date fixed for redemption will be paid as specified in said notice and that on and after said date, dividends thereon or on the portion thereof to be redeemed will cease to accrue. Such notice shall also state the current Conversion Price (as defined below) and the date on which the right to convert such Series C Preferred Stock into Common Stock will expire. If fewer than all the Series C Preferred Stock is to be redeemed, the notice of redemption shall identify the Series C Preferred Stock to be redeemed.

                  On or prior to the Business Day prior to the redemption date specified in the notice of redemption given as provided in this Section, the Company will deposit with one or more paying agents (or, if the Company is acting as its own paying agent, set aside, segregate and hold in trust) an amount of money sufficient to redeem on the redemption date all the Series C Preferred Stock so called for redemption (other than those shares theretofore surrendered for conversion into Common Stock) at the appropriate redemption price, together with accrued dividends to the date fixed for redemption. If any shares of Series C Preferred Stock called for redemption are converted pursuant hereto, any money deposited with any paying agent or so segregated and held in trust for the redemption of such shares of Series C Preferred Stock shall be paid to the Company upon its request or, if then held by the Company, shall be discharged from such trust.

                  If fewer than all the shares of Series C Preferred Stock are to be redeemed, the Company shall select the shares of Series C Preferred Stock to be redeemed by lot or, in its sole discretion, on a pro rata basis.

                  Section 5.3 Payment of Series C Preferred Stock Called for Redemption. If notice of redemption has been given as above provided, the Series C Preferred Stock with respect to which such notice has been given shall, unless converted into Common Stock pursuant to the terms hereof, become due and payable on the date and at the place or places stated in such notice at the applicable redemption price, together with dividends thereon accrued to the date fixed for redemption, and on and after said date (unless the Company shall default in the payment of such redemption price, together with dividends thereon accrued to said date), dividends on the Series C Preferred Stock so called for redemption shall cease to accrue, and such Series C Preferred Stock shall cease after the close of business on the Business Day next preceding the date fixed for redemption to be convertible into Common Stock and the holders thereof shall have no right in respect of such shares of Series C Preferred Stock except the right to receive the redemption price thereof and dividends thereon to the date fixed for redemption. On presentation and surrender of Series C Preferred Stock at a place of payment in said notice specified, the said Series C Preferred Stock shall be paid and redeemed by the Company at the applicable redemption price, together with dividends accrued thereon to the date fixed for redemption.

                  Section 5.4 Conversion Arrangement on Call for Redemption. In connection with any redemption of Series C Preferred Stock, the Company may arrange for the purchase and conversion of any Series C Preferred Stock by an agreement with one or more investment bankers or other purchasers to purchase such Series C Preferred Stock by paying to the Company or a paying agent designated by the Company in trust for the holders of Series C Preferred Stock, on or before the date fixed for redemption, an amount not less than the applicable redemption price, together with dividends accrued to the date fixed for redemption, of such Series C Preferred Stock. Notwithstanding anything to the contrary contained in this Section 5, the obligation of the Company to pay the redemption price of such Series C Preferred Stock, together with dividends accrued to the date fixed for redemption, shall be deemed to be satisfied and discharged to the extent such amount is so paid by such purchasers. If such an agreement is entered into, any Series C Preferred Stock not duly surrendered for conversion by the holders thereof may, at the option of the Company, be deemed, to the fullest extent permitted by law, acquired by such purchasers from such holders and (notwithstanding anything to the contrary contained in Section 8) surrendered by such purchasers for conversion, all as of immediately prior to the close of business on the date fixed for redemption (and the right to convert any such Series C Preferred Stock shall be deemed to have been extended through such time), subject to payment of the above amount as aforesaid. At the direction of the Company, any payment agent appointed by the Company shall hold and dispose of any such amount paid to it in the same manner as it would monies deposited with it by the Company for the redemption of Series C Preferred Stock.

                  Section 5.5. Purchase of Series C Preferred Stock Upon a Change of Control.

                  Section 5.5.1 If a Change of Control (as defined in Section
11) shall occur at any time, then each holder of Series C Preferred Stock shall have the right to require that the Company purchase, to the extent that the Company shall have funds legally available therefor, such holder's shares of Series C Preferred Stock in whole or in part at a purchase price (the "Change of Control Purchase Price") in cash in an amount equal to 101% of the Liquidation Preference of such Series C Preferred Stock, plus accrued and unpaid dividends thereon, if any, to the repurchase date (the "Change of Control Purchase Date") pursuant to the offer described below (the "Change of Control Offer") and in accordance with the other procedures set forth herein.

                  Section 5.5.2 Within 30 days following any Change of Control, the Company shall give written notice of such Change of Control to each holder of Series C Preferred Stock, by first-class mail, postage prepaid, at his address appearing on the books of the Company, stating, among other things: that a Change of Control has occurred; the Change of Control Purchase Price and the Change of Control Purchase Date (which shall be a Business Day no earlier than 30 days nor later than 60 days from the date such notice is mailed, or such later date as is necessary to comply with requirements under the Exchange Act); that any shares of Series C Preferred Stock not tendered will continue to accrue dividends; that, unless the Company defaults in the payment of the Change of Control Purchase Price, any shares of Series C Preferred Stock accepted for payment pursuant to the Change of Control Offer shall cease to accrue dividends after the Change of Control Purchase Date; and certain other procedures that a holder of Series C Preferred Stock must follow to accept a Change of Control Offer or to withdraw such acceptance.

                  Section 5.5.3 The Company will comply with the applicable tender offer rules, including Rule 13e-4 under the Exchange Act, and any other applicable securities laws or regulations in connection with a Change of Control Offer.

                  Section 5.5.4 The Company will not, and will not permit any subsidiary to, create or permit to exist or become effective any restriction that would materially impair the ability of the Company to make a Change of Control Offer to purchase the Series C Preferred Stock or, if such Change of Control Offer is made, to pay for the Series C Preferred Stock tendered for purchase.

                  Section 6. Reacquired Shares. Any shares of Series C Preferred Stock converted, redeemed, purchased or otherwise acquired by the Company in any manner whatsoever shall be retired and canceled promptly after the acquisition thereof. All such shares of Series C Preferred Stock shall upon their cancellation, and upon the filing of an appropriate certificate with the Secretary of State of the State of Delaware, become authorized but unissued shares of Preferred Stock, par value $.01 per share, of the Company, undesignated as to series, and may be reissued as part of another series of Preferred Stock, par value $.01 per share, of the Company subject to the conditions or restrictions on issuance set forth herein.

                  Section 7.  Liquidation, Dissolution or Winding Up.

                  Section 7.1 Bankruptcy or Insolvency. If the Company shall commence a voluntary case under the Federal bankruptcy laws or any other applicable Federal or State bankruptcy, insolvency or similar law, or consent to the entry of an order for relief in an involuntary case under any such law or to the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or other similar official) of the Company or of any substantial part of its property, or make an assignment for the benefit of its creditors, or admit in writing its inability to pay its debts generally as they become due, or if a decree or order for relief in respect of the Company shall be entered by a court having jurisdiction in the premises in an involuntary case under the Federal bankruptcy laws or any other applicable Federal or State bankruptcy, insolvency or similar law, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator (or other similar official) of the Company or any substantial part of its property, or ordering the winding up or liquidation of its affairs, and any such decree or order shall be unstayed and in effect for a period of 90 consecutive days and on account of any such event the Company shall liquidate, dissolve or wind up, or if the Company shall otherwise liquidate, dissolve or wind up, no distribution shall be made (i) to the holders of shares of Junior Stock unless, prior thereto, the holders of shares of Series C Preferred Stock, subject to
Section 8, shall have received the Liquidation Preference with respect to each share, or (ii) to the holders of shares of Parity Stock, except distributions made ratably on the Series C Preferred Stock and all Parity Stock in proportion to the total amounts to which the holders of all shares of the Series C Preferred Stock and Parity Stock are entitled upon such liquidation, dissolution or winding up. "Liquidation Preference" shall mean $1,000.00 per share of Series C Preferred Stock, plus an amount equal to all accrued and unpaid dividends thereon. After payment of the full amount to which the holders of Series C Preferred Stock are entitled as provided in this Section 7.1, such holders shall have no further right or claim to any of the remaining assets of the Company.

                  Section 7.2 Consolidation or Merger. Neither the consolidation, merger or other business combination of the Company with or into any other person or persons nor the sale, lease, exchange or other transfer of all or substantially all the assets of the Company shall be deemed to be a liquidation, dissolution or winding up of the Company for purposes of this
Section 7.

                  Section 7.3 Proportionate Amount. The Liquidation Preference with respect to each fractional share of Series C Preferred Stock outstanding shall be equal to a ratably proportionate amount of the Liquidation Preference with respect to each outstanding share of Series C Preferred Stock.

                                   SECTION 8.

                     CONVERSION OF SERIES C PREFERRED STOCK

                Section 8.1 Right to Convert. Subject to and upon compliance with the provisions of this Certificate of Designation, the holder of any share of Series C Preferred Stock shall have the right, at his option, at any time (except that, with respect to any shares of Series C Preferred Stock which shall be called for redemption or delivered for repurchase, such right shall terminate, except as provided in the third paragraph of Section 8.2, at the close of business on the last Trading Day prior to the date fixed for redemption of such shares of Series C Preferred Stock unless the Company shall default in payment due upon redemption thereof) to convert any such share into that number of fully paid and nonassessable shares of Common Stock (as such shares shall then be constituted) obtained by dividing $1,000.00 for each such share so converted by the Conversion Price in effect at such time, by surrender of the shares so to be converted in the manner provided in Section 8.2. A holder of Series C Preferred Stock is not entitled to any rights of a holder of Common Stock until such holder has converted his Series

C Preferred Stock to Common Stock, and only to the extent such Series C Preferred Stock is deemed to have been converted to Common Stock under this
Section 8.

                Section 8.2 Exercise of Conversion Privilege; Issuance of Common Stock on Conversion; No Adjustment for Dividends. In order to exercise the conversion privilege with respect to any Series C Preferred Stock, the holder of any such share of Series C Preferred Stock to be converted in whole or in part shall surrender such share of Series C Preferred Stock, duly endorsed, at the principal office of the Company or with the Transfer Agent for the Common Stock, and shall give written notice of conversion in the form provided on the share of Series C Preferred Stock (or such other notice which is acceptable to the Company) to the office or agency that the holder elects to convert such shares specified in said notice. Such notice shall also state the name or names (with address) in which the certificate or certificates for shares of Common Stock which shall be issuable on such conversion shall be issued and shall be accompanied by transfer taxes, if required pursuant to Section 8.7. Each such share surrendered for conversion shall, unless the shares issuable on conversion are to be issued in the same name as the registration of such share of Series C Preferred Stock, be duly endorsed by, or be accompanied by instruments of transfer in form satisfactory to the Company duly executed by, the holder or his duly authorized attorney.

                As promptly as practicable after satisfaction of the requirements for conversion set forth above, subject to compliance with any restrictions on transfer if shares issuable on conversion are to be issued in a name other than that of the shareholder (as if such transfer were a transfer of the shares so converted), the Company shall issue and shall deliver to such holder at the address designated in the notice of conversion, a certificate or certificates for the number of full shares issuable upon the conversion of such shares in accordance with the provisions of this Section 8 and a check or cash in respect of any fractional interest in respect of a share of Common Stock arising upon such conversion, as provided in Section 8. In case any certificate shall be surrendered for partial conversion, the Company shall issue and deliver to the holder of the certificate so surrendered, without charge to him, a new certificate or certificates in an aggregate share amount equal to the unconverted portion of the surrendered certificate.

                Each conversion shall be deemed to have been effected as to any such certificate on the date on which the requirements set forth above in this
Section 8.2 have been satisfied as to such certificate, and the person in whose name any certificate or certificates for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become on said date the holder of record of the shares represented thereby; provided, however, that any such surrender on any date when the stock transfer books of the Company shall be closed shall constitute the person in whose name the certificates are to be issued as the record holder thereof for all purposes on the next succeeding day on which such stock transfer books are open, but such conversion shall be at the Conversion Price in effect on the date upon which such Series C Preferred Stock shall have been surrendered.

                Section 8.3 Cash Payments in Lieu of Fractional Shares. No fractional shares of Common Stock or scrip representing fractional shares shall be issued upon conversion of Series C Preferred Stock. If more than one certificate for shares of Preferred Stock shall be surrendered for conversion at one time by the same holder, the number of full shares which shall be issuable upon conversion shall be computed on the basis of the aggregate shares of Series C Preferred Stock (or specified portions thereof to the extent permitted hereby) so surrendered. If any fractional share of stock would be issuable upon the conversion of any Series C Preferred Stock, the Company shall make an adjustment therefor in cash at the current market value thereof. The current market value of a share of Common Stock shall be the Closing Price on the first Trading Day immediately preceding the day on which the Series C Preferred Stock is deemed to have been converted and such Closing Price shall be determined as provided in
Section 8.5.7.

                Section 8.4 Conversion Price. The conversion price shall be $53.00 (herein called the "Conversion Price") subject to adjustment as provided in this Section 8.

                Section 8.5 Adjustment of Conversion Price. The Conversion Price shall be adjusted from time to time by the Company as follows:

                Section 8.5.1 In case the Company shall hereafter pay a dividend or make a distribution to all holders of the outstanding Common Stock in shares of Common Stock, the Conversion Price in effect at the opening of business on the date following the date fixed for the determination of stockholders entitled to receive such dividend or other distribution shall be reduced by multiplying such Conversion Price by a fraction the numerator of which shall be the number of shares of Common Stock outstanding at the close of business on the Record Date (as defined in Section 8.5.7) fixed for such determination and the denominator of which shall be the sum of such number of shares and the total number of shares constituting such dividend or other distribution, such reduction to become effective immediately after the opening of business on the day following the Record Date. The Company will not pay any dividend or make any distribution on shares of Common Stock held in the treasury of the Company.

                Section 8.5.2 In case the Company shall issue rights or warrants to all holders of its outstanding shares of Common Stock entitling them (for a period expiring within 45 days after the date fixed for determination of stockholders entitled to receive such rights or warrants) to subscribe for or purchase shares of Common Stock at a price per share less than the Current Market Price (as defined in Section 8.5.7) on the Record Date fixed for determination of stockholders entitled to receive such rights or warrants, the Conversion Price shall be adjusted so that the same shall equal the price determined by multiplying the Conversion Price in effect at the opening of business on the date after the Record Date by a fraction the numerator of which shall be the number of shares of Common Stock outstanding at the close of business on the Record Date plus the number of shares which the aggregate offering price of the total number of shares so offered would purchase at such Current Market Price, and the denominator of which shall be the number of shares of Common Stock outstanding on the close of business on the Record Date plus the total number of additional shares of Common Stock so offered for subscription or purchase. Such adjustment shall become effective immediately after the opening of business on the day following the Record Date fixed for determination of stockholders entitled to receive such rights or warrants. To the extent that shares of Common Stock are not delivered after the expiration or termination of such rights or warrants, the Conversion Price shall be readjusted to the Conversion Price which would then be in effect had the adjustments made upon the issuance of such rights or warrants been made on the basis of delivery of only the number of shares of Common Stock actually delivered. In the event that such rights or warrants are not so issued, the Conversion Price shall again be adjusted to be the Conversion Price which would then be in effect if such date fixed for the determination of stockholders entitled to receive such rights or warrants had not been fixed. In determining whether any rights or warrants entitle the holders to subscribe for or purchase shares of Common Stock at less than such Current Market Price, and in determining the aggregate offering price of such shares of Common Stock, there shall be taken into account any consideration received for such rights or warrants, the value of such consideration, if other than cash, to be determined by the Board of Directors.

                Section 8.5.3 In case outstanding shares of Common Stock shall be subdivided into a greater number of shares of Common Stock, the Conversion Price in effect at the opening of business on the day following the day upon which such subdivision becomes effective shall be proportionately reduced, and conversely, in case outstanding shares of Common Stock shall be combined into a smaller number of shares of Common Stock, the Conversion Price in effect at the opening of business on the day following the day upon which such combination becomes effective shall be proportionately increased, such reduction or increase, as the case may be, to become effective immediately after the opening of business on the day following the day upon which such subdivision or combination becomes effective.

                Section 8.5.4 In case the Company shall, by dividend or otherwise, distribute to all holders of its Common Stock shares of any class of capital stock of the Company (other than any dividends or distributions to which Section 8.5.1 applies) or evidences of its indebtedness or assets (including securities, but excluding any rights or warrants referred to in Section 8.5.2, and excluding any dividend or distribution (x) in connection with the liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary, (y) exclusively in cash or (z) referred to in Section 8.5.1 (any of the foregoing hereinafter in this Section 8.5.4 called the "Securities")), then, in each such case, the Conversion Price shall be reduced so that the same shall be equal to the price determined by multiplying the Conversion Price in effect immediately prior to the close of business on the Record Date (as defined in Section 8.5.7) with respect to such distribution by a fraction of which the numerator shall be the Current Market Price (determined as provided in Section 8.5.7) on such date less the fair market value (as determined by the Board of Directors, whose determination shall be conclusive and described in a resolution of such board) on such date of the portion of the Securities so distributed applicable to one share of Common Stock and the denominator shall be such Current Market Price, such reduction to become effective immediately prior to the opening of business on the day following the Record Date; provided, however, that in the event the then fair market value (as so determined) of the portion of the Securities so distributed applicable to one share of Common Stock is equal to or greater than the Current Market Price on the Record Date, in lieu of the foregoing adjustment, adequate provision shall be made so that each holder of Series C Preferred Stock shall have the right to receive upon conversion the amount of Securities such holder would have received had such holder converted each Series C Preferred Stock on such date. In the event that such dividend or distribution is not so paid or made, the Conversion Price shall again be adjusted to be the Conversion Price which would then be in effect if such dividend or distribution had not been declared. If the Board of Directors determines the fair market value of any distribution for purposes of this
Section 8.5.4 by reference to the actual or when issued trading market for any securities comprising all or part of such distribution, it must in doing so consider the prices in such market over the same period used in computing the Current Market Price pursuant to Section 8.5.7 to the extent possible.

               Notwithstanding the foregoing provisions of this Section 8.5.4, no adjustment shall be made hereunder for any distribution of Securities if the Company makes proper provision so that each holder of Series C Preferred Stock who converts such Series C

Preferred Stock after the date fixed for determination of stockholders entitled to receive such distribution shall be entitled to receive upon such conversion, in addition to the shares of Common Stock issuable upon such conversion, the amount and kind of Securities that such holder would have been entitled to receive if such holder had, immediately prior to such determination date, converted such Series C Preferred Stock into Common Stock; provided that, with respect to any Securities that are convertible, exchangeable or exercisable, the foregoing provision shall only apply to the extent (and so long as) the Securities receivable upon conversion of such Series C Preferred Stock would be convertible, exchangeable or exercisable, as applicable, without any loss of rights or privileges for a period of at least 60 days following conversion of such Series C Preferred Stock.

               Rights or warrants distributed by the Company to all holders of Common Stock entitling the holders thereof to subscribe for or purchase shares of the Company's capital stock (either initially or under certain circumstances), which rights or warrants, until the occurrence of a specified event or events ("Trigger Event"): (i) are deemed to be transferred with such shares of Common Stock, (ii) are not exercisable and (iii) are also issued in respect of future issuances of Common Stock, shall not be deemed distributed for purposes of this Section 8.5.4 (and no adjustment to the Conversion Price under Section 8.5.4 will be required) until the occurrence of the earliest Trigger Event. In addition, in the event of any distribution of rights or warrants, or any Trigger Event with respect thereto, that shall have resulted in an adjustment to the Conversion Price under this Section 8.5.4, (1) in the case of any such rights or warrants which shall all have been redeemed or repurchased without exercise by any holders thereof, the Conversion Price shall be readjusted upon such final redemption or repurchase to give effect to such distribution or Trigger Event, as the case may be, as though it were a cash distribution, equal to the per share redemption or repurchase price received by a holder of Common Stock with respect to such rights or warrants (assuming such holder had retained such rights or warrants), made to all holders of Common Stock as of the date of such redemption or repurchase, and (2) in the case of such rights or warrants all of which shall have expired or been terminated without exercise by any holder thereof, the Conversion Price shall be readjusted as if such issuance had not occurred.

                For purposes of this Section 8.5.4 and Sections 8.5.1 and 8.5.2, any dividend or distribution to which this Section 8.5.4 is applicable that also includes shares of Common Stock, or rights or warrants to subscribe for or purchase shares of Common Stock (or both), shall be deemed instead to be (1) a dividend or distribution of the evidences of indebtedness, assets or shares of capital stock other than such shares of Common Stock or rights or warrants (and any Conversion Price reduction required by this Section 8.5.4 with respect to such dividend or distribution shall then be made) immediately followed by (2) a dividend or distribution of such shares of Common Stock or such rights or warrants (and any further Conversion Price reduction required by Sections 8.5.1 and 8.5.2 with respect to such dividend or distribution shall then be made, except (A) the Record Date of such dividend or distribution shall be substituted as "the date fixed for the determination of stockholders entitled to receive such dividend or other distribution" and "the date fixed for such determination" within the meaning of Sections 8.5.1 and 8.5.2 and (B) any shares of Common Stock included in such dividend or distribution shall not be deemed "outstanding at the close of business on the date fixed for such determination" within the meaning of Section 8.5.1).

                  Section 8.5.5 In case the Company shall, by dividend or otherwise, distribute to all holders of its Common Stock cash (excluding any cash that is distributed upon a merger or consolidation to which Section 8.6 applies or as part of a distribution referred to in Section 8.5.4) in an aggregate amount that, combined together with (1) the aggregate amount of any other such distributions to all holders of its Common Stock made exclusively in cash within the twelve (12) months preceding the date of payment of such distribution, and in respect of which no adjustment pursuant to this Section
8.5.5 has been made, and (2) the aggregate of any cash plus the fair market value (as determined by the Board of Directors, whose determination shall be conclusive and described in a resolution of such board) of consideration payable in respect of any tender offer, by the Company or any of its subsidiaries for all or any portion of the Common Stock concluded within the twelve (12) months preceding the date of payment of such distribution, and in respect of which no adjustment pursuant to Section 8.5.6 has been made, exceeds 20.0% of the product of the Current Market Price (determined as provided in Section 8.5.7) on the Record Date with respect to such distribution times the number of shares of Common Stock outstanding on such date, then, and in each such case, immediately after the close of business on such date, unless the Company elects to reserve such cash for distribution to the holders of the Series C Preferred Stock upon the conversion of the Series C Preferred Stock so that any such holder converting Series C Preferred Stock will receive upon such conversion, in addition to the shares of Common Stock to which such holder is entitled, the amount of cash which such holder would have received if such holder had, immediately prior to the Record Date for such distribution of cash, converted its Series C Preferred Stock into Common Stock, the Conversion Price shall be reduced so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the close of business on such date by a fraction (i) the numerator of which shall be equal to the Current Market Price on the Record Date less an amount equal to the quotient of (x) the excess of such combined amount over such 20.0% and (y) the number of shares of Common Stock outstanding on the Record Date and (ii) the denominator of which shall be equal to the Current Market Price on such date; provided, however, that in the event the portion of the cash so distributed applicable to one share of Common Stock is equal to or greater than the Current Market Price of the Common Stock on the Record Date, in lieu of the foregoing adjustment, adequate provision shall be made so that each Series C Preferred Stock shareholder shall have the right to receive upon conversion the amount of cash such holder would have received had such holder converted each share of Series C Preferred Stock on the Record Date. In the event that such dividend or distribution is not so paid or made, the Conversion Price shall again be adjusted to be the Conversion Price which would then be in effect if such dividend or distribution had not been declared.

                Section 8.5.6 In case a tender offer made by the Company or any of its subsidiaries for all or any portion of the Common Stock shall expire and such tender offer (as amended upon the expiration thereof) shall require the payment to stockholders (based on the acceptance (up to any maximum specified in the terms of the tender offer) of Purchased Shares (as defined below)) of an aggregate consideration having a fair market value (as determined by the Board of Directors, whose determination shall be conclusive and described in a resolution of such board) that combined together with (1) the aggregate of the cash plus the fair market value (as determined by the Board of Directors, whose determination shall be conclusive and described in a resolution of such board), as of the expiration of such tender offer, of consideration payable in respect of any other tender offer, by the Company or any of its subsidiaries for all or any portion of the Common Stock expiring within the twelve (12) months preceding the expiration of such tender offer, and in respect of which no adjustment pursuant to this Section 8.5.6 has been made, and (2) the aggregate amount of any distributions to all holders of the Company's Common Stock made exclusively in cash within twelve (12) months preceding the expiration of such tender offer, and in respect of which no adjustment pursuant to Section 8.5.5 has been made, exceeds 20.0% of the product of the Current Market Price (determined as provided in Section 8.5.7) as of the last time (the "Expiration Time") tenders could have been made pursuant to such tender offer (as it may be amended) times the number of shares of Common Stock outstanding (including any tendered shares) on the Expiration Time, then, and in each such case, immediately prior to the opening of business on the day after the date of the Expiration Time, the Conversion Price shall be adjusted so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to close of business on the date of the Expiration Time by a fraction of which the numerator shall be the number of shares of

Common Stock outstanding (including any tendered shares) on the Expiration Time multiplied by the Current Market Price of the Common Stock on the Trading Day next succeeding the Expiration Time and the denominator shall be the sum of (x) the fair market value (determined as aforesaid) of the aggregate consideration payable to stockholders based on the acceptance (up to any maximum specified in the terms of the tender offer) of all shares validly tendered and not withdrawn as of the Expiration Time (the shares deemed so accepted, up to any such maximum, being referred to as the "Purchased shares") and (y) the product of the number of shares of Common Stock outstanding (less any Purchased Shares) on the Expiration Time and the Current Market Price of the Common Stock on the Trading Day next succeeding the Expiration Time, such reduction to become effective immediately prior to the opening of business on the day following the Expiration Time. In the event that the Company is obligated to purchase shares pursuant to any such tender offer, but the Company is permanently prevented by applicable law from effecting any such purchases or all such purchases are rescinded, the Conversion Price shall again be adjusted to be the Conversion Price which would then be in effect if such tender offer had not been made.

                Section 8.5.7 For purposes of this section 8.5, the following terms shall have the meaning indicated:

                (1) "Closing Price" with respect to any securities on any day shall mean the closing sale price regular way on such day or, in case no such sale takes place on such day, the average of the reported closing bid and asked prices, regular way, in each case on the New York Stock Exchange, or, if such security is not listed or admitted to trading on such Exchange, on the principal national security exchange or quotation system on which such security is quoted or listed or admitted to trading, or, if not quoted or listed or admitted to trading on any national securities exchange or quotation system, the average of the closing bid and asked prices of such security on the over-the-counter market on the day in question as reported by the National Quotation Bureau Incorporated, or a similar generally accepted reporting service, or if not so available, in such manner as furnished by any New York Stock Exchange member firm selected from time to time by the Board of Directors for that purpose, or a price determined in good faith by the Board of Directors, whose determination shall be conclusive and described in a resolution of such board.

                (2) "Current Market Price" shall mean the average of the daily Closing Prices per share of Common Stock for the ten consecutive Trading Days immediately prior to the date in question; provided, however, that (1) if the "ex" date (as hereinafter defined) for any event (other than the issuance or distribution or Change of Control requiring such computation) that requires an adjustment to the Conversion Price pursuant to

Section 8.5.1, 8.5.2, 8.5.3, 8.5.4, 8.5.5 or 8.5.6 occurs during such ten consecutive Trading Days, the Closing Price for each Trading Day prior to the "ex" date for such other event shall be adjusted by multiplying such Closing Price by the same fraction by which the Conversion Price is so required to be adjusted as a result of such other event, (2) if the "ex" date for any event (other than the issuance, distribution or Change of Control requiring such computation) that requires an adjustment to the Conversion Price pursuant to
Section 8.5.1, 8.5.2, 8.5.3, 8.5.4, 8.5.5 or 8.5.6 occurs on or after the "ex"
date for the issuance or distribution requiring such computation and prior to the day in question, the Closing Price for each Trading Day on and after the "ex" date for such other event shall be adjusted by multiplying such Closing Price by the reciprocal of the fraction by which the Conversion Price is so required to be adjusted as a result of such other event and (3) if the "ex" date for the issuance, distribution or Change of Control requiring such computation is prior to the day in question, after taking into account any adjustment required pursuant to clause (1) or (2) of this proviso, the Closing Price for each Trading Day on or after such "ex" date shall be adjusted by adding thereto the amount of any cash and the fair market value (as determined by the Board of Directors in a manner consistent with any determination of such value for purposes of Section 8.5.4 or 8.5.6, whose determination shall be conclusive and described in a resolution of such board) of the evidences of indebtedness, shares of capital stock or assets being distributed applicable to one share of Common Stock as of the close of business on the day before such "ex" date. For purposes of any computation under Section 8.5.6, the Current Market Price of the Common Stock on any date shall be deemed to be the average of the daily Closing Prices per share of Common Stock for such day and the next two succeeding Trading Days; provided, however, that if the "ex" date for any event (other than the tender or exchange offer requiring such computation) that requires an adjustment to the Conversion Price pursuant to Section 8.5.1, 8.5.2, 8.5.3, 8.5.4, 8.5.5 or 8.5.6 occurs on or after the Expiration Time for the tender or exchange offer requiring such computation and prior to the day in question, the Closing Price for each Trading Day on and after the "ex" date for such other event shall be adjusted by multiplying such Closing Price by the reciprocal of the fraction by which the Conversion Price is so required to be adjusted as a result of such other event. For purposes of this paragraph, the term "ex" date,
(1) when used with respect to any issuance or distribution, means the first date on which the Common Stock trades regular way in the relevant exchange or in the relevant market from which the Closing Price was obtained without the right to receive such issuance or distribution, (2) when used with respect to any subdivision or combination of shares of Common Stock, means the first date on which the Common Stock trades regular way on such exchange or in such market after the time at which such subdivision or combination becomes effective and
(3) when used
with respect to any tender or exchange offer means the first date on which the Common Stock trades regular way on such exchange or in such market after the expiration of such offer. Notwithstanding the foregoing, whenever successive adjustments to the Conversion Price are called for pursuant to this Section 8.5, such adjustments shall be made to the Current Market Price as may be necessary or appropriate to effectuate the intent of this Section 8.5 and to avoid unjust or inequitable results as determined in good faith by the Board of Directors.

                (3) "fair market value" shall mean the amount which a willing buyer would pay a willing seller in an arm's-length transaction.

                (4) "Record Date" shall mean, with respect to any dividend, distribution or other transaction or event in which the holders of Common Stock have the right to receive any cash, securities or other property or in which the Common Stock (or other applicable security) is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of stockholders entitled to receive such cash, securities or other property (whether such date is fixed by the Board of Directors or by statute, contract or otherwise).

                (5) "Trading Day" shall mean (x) if the applicable security is listed or admitted for trading on the New York Stock Exchange or another national security exchange, a day on which the New York Stock Exchange or that other national security exchange is open for business or (y) if the applicable security is quoted on the Nasdaq National Market, a day on which trades may be made thereon or (z) if the applicable security is not so listed, admitted for trading or quoted, any day other than a Saturday or Sunday or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.

                Section 8.5.8 The Company may make such reductions in the Conversion Price, in addition to those required by Sections 8.5.1, 8.5.2, 8.5.3, 8.5.4, 8.5.5 and 8.5.6 as the Board of Directors considers to be advisable to avoid or diminish any income tax to holders of Common Stock or rights to purchase Common Stock resulting from any dividend or distribution of stock (or rights to acquire stock) or from any event treated as such for income tax purposes. To the extent permitted by applicable law, the Company from time to time may reduce the Conversion Price by any amount for any period of time if the period is at least 20 days, the reduction is irrevocable during the period and the Board of Directors shall have made a determination that such reduction would be in the best interests of the Company, which determination shall be conclusive and described in a resolution of such board. Whenever the Conversion Price is reduced pursuant to the preceding sentence, the Company shall mail to all holders of record of the Series C Preferred Stock a notice of the reduction at least 15 days prior to the date the reduced Conversion Price takes effect, and such notice shall state the reduced Conversion Price and the period it will be in effect.

                Section 8.5.9 No adjustment in the Conversion Price shall be required unless such adjustment would require an increase or decrease of at least 1% in such price; provided, however, that any adjustments which by reason of this Section 8.5.9 are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this
Section 8 shall be made by the Company and shall be made to the nearest cent or to the nearest one one-hundredth of a share, as the case may be.

               No adjustment need be made for rights to purchase Common Stock pursuant to a Company plan for reinvestment of dividends or interest.

               No adjustment need be made for a change in the par value, or to or from no par value, of the Common Stock.

               To the extent the Series C Preferred Stock becomes convertible into cash, assets, property or securities (other than Common Stock of the Company), no adjustment need be made thereafter as to the cash, assets, property or such securities (except as such securities may otherwise by their terms provide), and interest shall not accrue on such cash.

               Section 8.5.10 In any case in which this Section 8.5 provides that an adjustment shall become effective immediately after a Record Date for an event, the Company may defer until the occurrence of such event (i) issuing to the holder of any Series C Preferred Stock converted after such Record Date and before the occurrence of such event the additional shares of Common Stock issuable upon such conversion by reason of the adjustment required by such event over and above the Common Stock issuable upon such conversion before giving effect to such adjustment and (ii) paying to such holder any amount in cash in lieu of any fraction pursuant to Section 8.3.

               Section 8.6 Effect of Reclassification, Consolidation, Merger or Sale. If any of the following events occur, namely (i) any reclassification or change of outstanding shares of Common Stock (other than a change in par value, or to or from no par value, as a result of a subdivision or combination), (ii) any consolidation, merger, or combination of the Company with another corporation as a result of which holders of Common Stock shall be entitled to receive stock, securities or other property or assets (including cash) with respect to or in exchange for such Common Stock or (iii) any sale or conveyance of the properties and assets of the Company as, or substantially as, an entirety to any other corporation as a result of which holders of Common Stock shall be entitled to receive stock, securities or other property or assets (including cash) with respect to or in exchange for such Common Stock, (each of the foregoing being referred to as a "Transaction"), each share of Series C Preferred Stock then outstanding shall thereafter be convertible into the kind and amount of shares of stock and other securities or property or assets (including cash) receivable upon such reclassification, change, consolidation, merger, combination, sale or conveyance by a holder of a number of shares of Common Stock issuable upon conversion of such share of Series C Preferred Stock (assuming, for such purposes, a sufficient number of authorized shares of Common Stock available to convert all such Series C Preferred Stock) immediately prior to such reclassification, change, consolidation, merger, combination, sale or conveyance, assuming each holder of Common Stock did not exercise his rights of election, if any, as to the kind or amount of securities, cash or other property receivable upon such reclassification, change, consolidation, merger, combination, sale or conveyance (provided that, if the kind or amount of securities, cash or other property receivable upon such reclassification, change, consolidation, merger, combination, sale or conveyance is not the same for each share of Common Stock in respect of which such rights of election shall not have been exercised ("non-electing share"), then for the purposes of this
Section 8.6 the kind and amount of securities, cash or other property receivable upon such reclassification, change, consolidation, merger, combination, sale or conveyance for each non-electing share shall be deemed to be the kind and amount so receivable per share by a plurality of the non-electing shares).

               Notwithstanding anything contained herein to the contrary, the Company will not effect any Transaction unless, prior to the consummation thereof, (i) the Surviving Person thereof shall assume, by written instrument mailed to each holder of shares of Series C Preferred Stock if such shares are held by 50 or fewer holders or groups of affiliated holders or to each Transfer Agent for the shares of Series C Preferred Stock if such shares are held by a greater number of holders, the obligation to deliver to such holder such stock, securities or other property or assets (including cash) with respect to or in exchange for Common Stock to which, in accordance with the foregoing provisions, such holder is entitled and (ii) proper provision is made to ensure that the holders of shares of Series C Preferred Stock will be entitled to receive the benefits afforded by Section 8.6. Such written instrument should provide for adjustments which shall be as nearly as equivalent as may be practicable to the adjustments provided for in this Section 8.6.

               The above provisions of this Section shall similarly apply to successive reclassifications, changes, consolidations, mergers, combinations, sales and conveyances.

               If this Section 8.6 applies to any event or occurrence, Section
8.5 shall not apply.

               Section 8.7 Transfer or Similar Taxes on Shares Issued. The issue of stock certificates on conversions of Series C Preferred Stock shall be made without charge to the converting holder of Series C Preferred Stock for any transfer or similar tax in respect of the issue thereof. The Company shall not, however, be required to pay any such tax which may be payable in respect of any transfer involved in the issue and delivery of stock in any name other than that of the holder of any Series C Preferred Stock converted, and the Company shall not be required to issue or deliver any such stock certificate unless and until the person or persons requesting the issue thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

               Section 8.8 Reservation of Shares; Shares to Be Fully Paid; Listing of Common Stock. The Company shall provide, free from preemptive rights, out of its authorized but unissued shares or shares held in treasury, sufficient shares to provide for the conversion of the Series C Preferred Stock from time to time as such Series C Preferred Stock is presented for conversion.

               Before taking any action which would cause an adjustment reducing the Conversion Price below the then par value, if any, of the shares of Common Stock issuable upon conversion of the Series C Preferred Stock, the Company will take all corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue shares of such Common Stock at such adjusted Conversion Price.

               The Company covenants that all shares of Common Stock which may be issued upon conversion of Series C Preferred Stock will, upon issue, be fully paid and nonassessable by the Company and free from all transfer or similar taxes as described in Section 8.7, liens and charges with respect to the issue thereof.

               The Company further covenants that, if at any time the Common Stock shall be listed on the New York Stock Exchange or any other national securities exchange, the Company will, if permitted by the rules of such exchange, list and keep listed, so long as the Common Stock shall be so listed on such exchange, all Common Stock issuable upon conversion of the Series C Preferred Stock.

               Section 8.9 Notice to Stockholders Prior to Certain Actions. In case:

         (a) the Company makes any distribution or dividend that would require an adjustment in the Conversion Price pursuant to
Section 8.5; or

         (b) the Company takes any action that would result in a Transaction as defined in Section 8.6; or

         (c) of the voluntary or involuntary dissolution, liquidation or winding-up of the Company,

the Company shall cause to be mailed to each holder of Series C Preferred Stock at his address appearing on the books of the Company, as promptly as possible but in any event at least 15 days prior to the applicable date hereinafter specified, a notice stating (x) the date on which a record date is to be taken for the purpose of such dividend, distribution, rights or warrants, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution, rights or warrants are to be determined or (y) the date on which such reclassification, change, consolidation, merger, sale, conveyance, transfer, dissolution, liquidation or winding-up is expected to become effective or occur and the date as of which it is expected that holders of record of Common Stock shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reclassification, change consolidation, merger, sale, conveyance, transfer, dissolution, liquidation or winding-up. Failure to give such notice, or any defect therein, shall not affect the legality or validity of such dividend, distribution, reclassification, change, consolidation, merger, sale, conveyance, transfer, dissolution, liquidation or winding-up. Neither the failure to give such notice nor any defect therein shall affect the legality or validity of the proceedings referenced in clauses (a) through (c) of this Section 8.9.

                  Section 9. Reports as to Adjustments. Upon any adjustment of the Conversion Price then in effect and any increase or decrease in the number of shares of Common Stock issuable upon the operation of the conversion set forth in Section 8, then, and in each such case, the Company shall promptly deliver to the Transfer Agent for the Series C Preferred Stock and the Transfer Agent for the Common Stock, a certificate signed by the President or a Vice President and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary of the Company setting forth in reasonable detail the event requiring the adjustment and the method by which such adjustment was calculated and specifying the Conversion Price then in effect following such adjustment and the increased or decreased number of shares issuable upon the conversion set forth in Section 8. The Company shall also promptly after the making of such adjustment give written notice to the registered holders of the Series C Preferred Stock at the address of each holder as shown on the books of the Company maintained by the Transfer Agent thereof, which notice shall state the Conversion Price then in effect, as adjusted, and the increased or decreased number of shares issuable upon the exercise of the right of conversion granted by Section 8, and shall set forth in reasonable detail the method of calculation of each with a brief statement of the facts requiring such adjustment. Where appropriate, such notice to holders of the Series C Preferred Stock may be given in advance and included as part of the notice required under the provisions of Section 8.9.

                  Section 10. Certain Covenants. Any registered holder of Series C Preferred Stock may proceed to protect and enforce its rights and the rights of such holders by any available remedy by proceeding at law or in equity to protect and enforce any such rights, whether for the specific enforcement of any provision in this Certificate of Designation or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

                  Section 11. Definitions. For the purposes of this Certificate of Designation of Series C Preferred Stock, the following terms shall have the meanings indicated:

                  "Acquisition Prices" shall mean the volume weighted average of the per share prices paid by a specified person or group in acquiring Voting Stock.

                  "Affiliate" and "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Exchange Act.

                  "Business Day" shall mean a day, other than a Saturday, a Sunday or other day on which the banking institutions in the State of New York, the State of California or the Commonwealth of Massachusetts are authorized or obligated by law or executive order to close or a day which is declared a national or New York, California or Massachusetts state holiday.

                  "Change in Control" shall mean an event or series of events pursuant to which (i) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) acquires beneficial ownership (as determined in accordance with Rule 13d-3 under the Exchange Act), directly or indirectly, of more than 50% of the total Voting Stock of the Company at an Acquisition Price less than the Conversion Price then in effect with respect to the Series C Preferred Stock and (ii) holders of Common Stock receive consideration which is not all or substantially all common stock that is (or upon consummation of or immediately following such event or events will be) listed on a United States national securities exchange or approved for quotation on the Nasdaq National Market or any similar United States system of automated dissemination of quotations of securities prices; provided, however, that any such person or group shall not be deemed to be the beneficial owner of, or to beneficially own, any Voting Stock tendered into a tender offer until such tendered Voting Stock is accepted for purchase under the tender offer.

                  Commission: The term "Commission" shall mean the Securities and Exchange Commission.

                  Company: The term "Company" shall mean SoftKey International Inc., a Delaware corporation.

                  Conversion Price: The term "Conversion Price" shall have the meaning specified in Section 8.4.

                  Exchange Act: The term "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

                  Junior Stock: The term "Junior Stock" shall have the meaning set forth in Section 3.2.

                  Parity Stock: The term "Parity Stock" shall have the meaning set forth in Section 3.4.5.

                  person: The terms "person" shall mean a corporation, an association, a partnership, an individual, a joint venture, a joint stock company, a trust, an unincorporated organization or a government or an agency or a political subdivision thereof.

                  subsidiary: The term "subsidiary" of any specified person shall mean (i) a corporation a majority of whose capital stock with voting power under ordinary circumstances, to elect directors is at the time directly or indirectly owned by such person or (ii) any other person (other than a corporation) in which such person or a subsidiary or subsidiaries of such person directly or indirectly, at the date of determination thereof, has at least majority ownership.

                  Surviving Person shall mean the continuing or surviving person of a merger, consolidation or other corporate combination, the person receiving a transfer of all or substantially all of the properties and assets of the Company, or the person consolidating with or merging into the Company in a merger, consolidation or other combination in which the Company is the continuing or surviving person, but in connection with which Series C Preferred Stock or Common Stock of the Company is exchanged, converted or reinstated into the securities of any other person or cash or any other property.

                  Voting Stock: The term "Voting Stock" means stock of the class or classes pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers or trustees of a corporation (irrespective of whether or not at the time stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency).

                  IN WITNESS WHEREOF, SoftKey International Inc. has caused this Certificate to be signed by Neal S. Winneg, its Vice President and Secretary, on this 22nd day of December, 1995.

                               SOFTKEY INTERNATIONAL INC.

                               By       /S/ Neal S. Winneg
                                        ---------------------------------------
                                        Name:  Neal S. Winneg
                                        Title: Vice President and Secretary


                                     - 31 -